UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – February 14, 2006

(Date of earliest event reported)

QUESTAR PIPELINE COMPANY
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        0-14147                                87-0307414

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45360 Salt Lake City, Utah 84145-0360
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2400

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.02(c)   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 7.01   Regulation FD

On February 14, 2006, the Board of Directors of Questar Pipeline Company voted to promote R. Allan Bradley to the position of President and Chief Executive Officer.  Mr. Bradley has served in the position of President and Chief Operating Officer of Questar Pipeline Company since January 1, 2005.  He also serves as a Senior Vice President of Questar Corporation.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

99.1

Release issued February 14, 2006, by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR PIPELINE COMPANY

   (Registrant)

February 21, 2006

/s/R. A. Bradley

R. A. Bradley

President and Chief Executive Officer

List of Exhibits:

Exhibit No.

Exhibit

99.1

Release issued February 14, 2006, by Questar Corporation.

ALLAN BRADLEY NAMED PRESIDENT AND CEO OF QUESTAR PIPELINE

SALT LAKE CITY — Questar Corp. announced today the promotion of Allan Bradley to president and chief executive officer of Questar Pipeline. Bradley was formerly president and chief operating officer of Questar Pipeline, a wholly-owned subsidiary of Questar Corp. that provides interstate natural gas transportation service in the Rockies region. Bradley will report directly to Keith Rattie, Questar Corp. president and CEO.

Bradley, 54, joined Questar Pipeline Jan. 1, 2005. Previously, he spent 12 years as senior vice president of Coastal Corp. and El Paso Corp. subsidiaries. Bradley has worked in the energy industry since 1975 and has managed several domestic and international energy and pipeline projects. In 2002 he founded a natural gas consulting business. Bradley holds a B.S. in Management Science from Georgia Tech (1973) and an MBA in Finance from Tulane University (1975).

Questar is a natural gas-focused energy company with an enterprise value of $7.4 billion. Headquartered in Salt Lake City, Questar finds, develops, produces, gathers, processes, transports and distributes natural gas.

For more information, visit Questar’s internet site at: http://www.questar.com.